SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, in connection with the previously-announced anticipated spin-offs of Donnelley Financial Solutions, Inc. and LSC Communications, Inc., the Human Resources Committee (the “Committee”) of the Board of Directors of R. R. Donnelley & Sons Company (the “Company”) approved amendments to the cash retention awards granted in 2013 and 2014 with respect to all grantees (which grantees included the Section 16 Officers other than the Chief Executive Officer). The amendments provide for the immediate vesting and payment of the unvested portion of the award if the grantee’s employment is terminated without cause. The 2013 awards vest and become payable on March 2, 2017, and provided for pro-rated vesting upon a separation from service due to death, disability or termination without cause. The 2014 awards vest and become payable in three equal installments on January 1 of 2015, 2016 and 2017, with full vesting upon a separation from service due to death or disability only.

Such awards were made under the Company’s 2012 Performance Incentive Plan. The 2013 awards were made pursuant to Cash Retention Award agreements, the form of which was previously filed as Exhibit 10.21 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and the 2014 awards were made pursuant to Long Term Incentive Cash Award agreements, the form of which was previously filed as Exhibit 10.22 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

The description above is qualified in its entirety by reference to the actual amendment, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits

10.1	Form of Amendment to Cash Retention Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: March 2, 2016	By:	/s/ DANIEL N. LEIB
Daniel N. Leib
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment to Cash Retention Awards.

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